Exhibit (h)(16)

  AMENDED AND RESTATED EXCLUSIVE SECURITIES LENDING ARRANGEMENT between CREDIT SUISSE FIRST BOSTON CORPORATION ("Borrower"), and each of CDC NVEST FUNDS TRUST
      I (f/k/a NVEST FUNDS TRUST I), ON BEHALF OF ITS CAPITAL GROWTH FUND, INTERNATIONAL EQUITY FUND, STAR ADVISERS FUND, STAR WORLDWIDE FUND and STAR
SMALL CAP FUND, and CDC NVEST FUNDS TRUST III (f/k/a NVEST FUNDS TRUST III), ON BEHALF OF ITS BULLSEYE FUND, LARGE CAP VALUE FUND, EQUITY RESEARCH FUND, MID CAP
  GROWTH FUND and SELECT FUND (each, a "Lender" and, collectively, "Lenders")
                              As of April 1, 2001

         WHEREAS, Credit Suisse First Boston, New York Branch (the "Manager") and Lenders have entered into the Securities Lending Management Agreement dated as of November 9, 2000 between Manager and the Lenders, as such agreement may be amended and supplemented from time to time (the "SLMA"), whereby Manager shall act as securities lending agent for each Lender's equity assets; and

         WHEREAS, Borrower and each Lender entered into a securities lending program on a principal basis for Lender's equity assets in accordance with the terms of an Exclusive Securities Lending Arrangement, dated November 9, 2000, (the "Original Agreement") and the Master Securities Loan Agreement dated as of September 19, 1999 between Manager and Borrower, as such agreement may be amended and supplemented from time to time (the "Loan Agreement"); and

         WHEREAS, a Material Change (as defined in the Original Agreement) occurred, following which Borrower and Lender re-negotiated and reformed the terms of the Original Agreement, which terms are set out in this Amended and Restated Exclusive Securities Lending Arrangement (the "Amended Agreement").

         NOW, THEREFORE, for value received and in order to induce the parties to enter into the arrangement contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.       DEFINITIONS.

         For the purposes hereof:

         a. "Business Day" shall mean a day on which Custodian is or is required to be and Manager is open for business.

         b. "Custodian" shall mean State Street Bank and Trust Company and any successor thereto or any other entity identified by a Lender to Borrower in writing.

         c. "Loan" shall mean each loan of a Loanable Security to Borrower pursuant to the Loan Agreement.

         d. "Loanable Security" shall have the meaning ascribed to it in the SLMA.

         e. "Loaned Security" shall mean each security that is the subject of a Loan.

         f.   "Material  Change" shall mean,  as of any date of  determination,
              (a) a decrease in excess of 20% of the market value of the Loanable Securities of a Lender calculated by reference to the market value of such Loanable Securities as of March 30, 2001 (as set forth in Annex I hereto), (b) a change implemented after the date hereof in the investment strategy of a Lender requiring shareholder approval, or (c) the monthly portfolio turnover for a Lender in any given month (beginning with the month of April
              2001) is in excess of 20% over the average monthly turnover (as calculated by Morningstar, Inc.) for the asset class relating to such Lender.

         g. "Trust" shall mean each of CDC Nvest Funds Trust I and CDC Nvest Funds Trust III. h. "US Government Securities" shall mean securities issued or guaranteed as to principal and interest by the United States government, its agencies, instrumentalities and establishments.

         To the extent of any discrepancy between the provisions of this Amended Agreement and the SLMA, the provisions of this Amended Agreement shall prevail.

2.       EXCLUSIVE ARRANGEMENT.

         a. Each Lender shall during the term of this Amended Agreement provide Borrower with exclusive use of the Loanable Securities for securities lending purposes and Lender shall not enter into a securities lending arrangement with another party regarding the Loanable Securities. Each Lender shall make available to Borrower 100% of its Loanable Securities provided that at no point shall the value of the Loaned Securities from each such Lender exceed 30% of the market value of such Lender's total portfolio of Loanable Securities (which such portfolio shall include the collateral posted by the Borrower relating to such Loanable Securities). Borrower will act as principal borrower with respect to such Loanable Securities.

         b. Borrower shall receive (no less frequently than on a daily basis) a statement or an electronic transmission identifying issuer (CUSIP/SEDOL) and quantity of Loanable Securities.

3.       FEES.

         In consideration of the exclusive use of the Loanable Securities, Borrower shall pay to each Lender such Lender's share ("Lender's Share") of $7,439,000 minus the amount of $2,665,639.68 previously paid to the Lenders as of March 30, 2001 under the Original Agreement (the "Fee"). The Fee shall be paid in United States Dollars in nine (9) equal monthly installments beginning on the last business day in April 2001 and ending on the last business day of December 2001, in the amounts specified in Annex I (the "Monthly Payments"); provided, however, that in the event that this Amended Agreement or the SLMA is terminated, the monthly payment payable to each Lender for the month that includes the date of termination shall equal an amount equal to the product of
(1) such Lender's Monthly Payment times (2) the actual number of days elapsed in the month that includes such date of termination divided by 30.

4.       TERMINATION.

         Subject to the termination rights provided in Sections 7 and 10 hereof, this Amended Agreement shall commence on the date hereof and shall terminate on December 31, 2001; provided, however, that either party may terminate this Amended Agreement upon five (5) days written notice in the event of a material financial deterioration of the other party (as determined in the reasonable discretion of the party making such determination). For the purposes of the following provisions, the party who elects to terminate the Amended Agreement pursuant to Section 7 or Section 10 hereof is referred to here as the "Sender" and the party who receives such notice is referred to here as the "Recipient". The termination date designated by Sender pursuant to this Section 4 shall be no less than five (5) Business Days after the date the Recipient receives a termination notice from the Sender.

         Upon receipt of notice of termination the following shall occur: (i) the designated Loaned Securities shall no longer be considered loaned and the Fee shall cease to accrue with respect to such Loaned Securities as described in paragraph 3 above and (ii) the relevant Loans shall be recalled and the designated Loaned Securities returned according to the terms of the Loan Agreement.

5.       NOTICES.

         All notices shall be given to the party entitled to receive such notices at the addresses, telephone numbers and facsimile numbers set forth on Annex II hereto and shall be effective only when received.

6.       REPRESENTATIONS AND WARRANTIES.

       The Borrower and each Lender represent and warrant respectively that (i) it has the power to execute and deliver this Amended Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder,
(ii) it has taken all necessary action to authorize such execution, delivery, and performance, (iii) this Amended Agreement constitutes a legal, valid, and binding obligation enforceable against Borrower and such Lender and (iv) the persons executing this Amended Agreement on behalf of Borrower and such Lender have been duly and properly authorized to do so.

7.       SUSPENSION OF SECURITIES LENDING.

         If by reason of a regulatory, legal, political or any other event a Lender suspends securities lending, and/or the securities lending business in the United States or any other country that is the subject of this arrangement is restricted or terminated, both parties will use their best efforts to negotiate a new arrangement for a period of thirty (30) days (or longer upon mutual agreement of the parties) to reflect the changed business environment. If the parties fail to reach an agreement following such negotiations, either party may terminate this Amended Agreement as provided in Section 4 hereof.

8.       INSTRUCTIONS TO MANAGER.

         Lender shall authorize Manager to act on authorized instructions from Borrower with respect to transactions reasonably contemplated under this Amended Agreement, including without limitation instructions related to lending securities and transferring collateral.

9.       ANNOUNCEMENT OF ARRANGEMENT.

         Upon execution of the SLMA, Borrower maintains the right to publicly announce the arrangements described therein subject to the Lenders' prior approval.

10.      OCCURRENCE OF MATERIAL CHANGE.

         Upon the occurrence of a Material Change relating to a Lender, then Borrower shall give written notice to the relevant Lender of such Material Change. Borrower and such Lender shall use their best efforts to negotiate a new arrangement between Borrower and such Lender for a period of thirty (30) days (or longer upon the mutual agreement of such parties). If Borrower and the Lender fail to reach an agreement following such negotiations, Borrower may terminate this Amended Agreement with respect to such Lender as provided in
Section 4 hereof.

11.      ENTIRE AGREEMENT; MODIFICATION OR AMENDMENT.

         This Amended Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto.

12.      GOVERNING LAW.

         This Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.      LENDER REPRESENTATION AND NOTIFICATION.

         Each Lender represents and warrants that a copy of the Agreement and Declaration of Trust of each Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given by the Lenders that this Amended Agreement is executed on behalf of the trustees of the Trusts as trustees and not individually, and that the obligations of or arising out of this Amended Agreement are not binding upon any of the trustees, officers, or shareholders individually of such Trust but are binding only upon the assets and property of the respective series of the respective Trust.

         IN WITNESS WHEREOF, each of the parties has caused this Amended Agreement to be executed in its name and behalf by its duly authorized representative as of the 1st day of April, 2001.


CDC NVEST FUNDS TRUST I, ON BEHALF OF ITS Capital Growth Fund, International Equity Fund, Star AdvisErs Fund, Star Worldwide Fund and Star Small Cap Fund


By:  /s/ Thomas P. Cunningham
     ------------------------
Name:  Thomas P. Cunningham
 Title:  Treasurer


CDC NVEST FUNDS TRUST III, ON BEHALF OF ITS Bullseye Fund, LARGE CAP VALUE Fund, Equity Research Fund, Mid Cap Growth Fund and Select Fund

By:  /s/ Thomas P. Cunningham
     ------------------------
Name:  Thomas P. Cunningham
Title:  Treasurer


CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Robert S. Sloan
Name:  Robert S. Sloan
Title:    Managing Director

                                     ANNEX I

                         List of Funds and Their Shares

Amount paid as of March 30, 2001:  $2,665,639.68

-------------------------------------- ------------------------------ ----------------------- --------------------------------
  CDC NVEST FUNDS TRUST I              Lender's Share of Total Fee    Monthly Payment         Market Value of Loanable
  -----------------------
                                       Remaining to be Paid                                   Securities for Purposes of
                                       ($4,705,985.00)                                        Section 1(f) (as of March 30,
                                                                                              2001)
-------------------------------------- ------------------------------ ----------------------- --------------------------------
  Capital Growth Fund                  $42,992.00                     $4,777.00               $158,263,226.55
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  International Equity Fund            $30,158.00                     $3,351.00               $73,851,368.00
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Star Advisers Fund                   $2,419,084.00                  $268,787.00             $1,133,630,930.23
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Star Worldwide Fund                  $1,925,001.00                  $213,889.00             $108,326,632.89
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Star Small Cap Fund                  $288,750.00                    $32,083.00              $118,375,348.03
-------------------------------------- ------------------------------ ----------------------- --------------------------------



-------------------------------------- ------------------------------ ----------------------- --------------------------------
  CDC NVEST FUNDS TRUST III            Lender's Share of Total Fee    Monthly Payment         Market Value of Loanable
  -------------------------
                                       Remaining to be Paid                                   Securities for Purposes of
                                       ($67,376.00)                                           Section 1(f) (as of March 30,
                                                                                              2001)
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Bullseye Fund                        $25,667.00                     $2,852.00               $14,634,584.45
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Large Cap Value Fund                 $22,458.00                     $2,495.00               $18,067,678.87
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Equity Research Fund                 $0                             $0                      $0
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Mid Cap Growth Fund                  $9,625.50                      $1,069.50               $1,422,375.00
-------------------------------------- ------------------------------ ----------------------- --------------------------------

  Select Fund                          $9,625.50                      $1,069.50               $14,014,506.00
-------------------------------------- ------------------------------ ----------------------- --------------------------------

                                    ANNEX II

                              Addresses for Notices



Borrower:

         Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, NY  10010-3629
         Attn: Daniel H. Miller
         Telephone:  212-325-8665
         Facsimile:  212-325-8170

         for Legal Notices, with a copy to:
         Gabriella Morizio, Esq.
         Credit Suisse First Boston Corporation
         One Madison Avenue
         New York, NY 10010
         Telephone:  212-325-9646
         Facsimile:  212-325-8219


Lender:

         CDC Nvest Funds Trust I
         CDC Nvest Funds Trust III
         c/o CDC IXIS Asset Management Services, Inc.
         399 Boylston Street
         Boston, MA 02116
         Attn:  John Pelletier
         Telephone:  617-449-2801
         Facsimile:  617-369-9700